UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2025

FREIGHTCAR AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive, Suite 1500

Chicago, Illinois 60606

(Address of principal executive offices) (Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, the board of directors (the “Board”) of FreightCar America, Inc. (the “Company”), upon recommendation of the compensation committee of the Board, approved amendments to the employment arrangements of Nicholas J. Randall, the Company’s President and Chief Executive Officer, and Michael A. Riordan, the Company’s Chief Financial Officer and Treasurer, effective September 3, 2025 to modify the severance benefits payable to each executive in connection with a qualifying termination of employment following a Change in Control (as defined in the Company’s Executive Severance Plan).

Specifically, the amendments provide that, in the event the executive’s employment is terminated by the Company without Cause or the executive resigns for Good Reason (as such terms are defined in the Company’s Executive Severance Plan), in either case within 24 months following the consummation of a Change in Control, the executive will be entitled to the following benefits:

Mr. Randall

●	continued base salary for 24 months following the date of termination;

●	two equal bonus payments, each equal to the average of the annual bonuses paid to him for the two full years prior to termination (with any partial-year bonus annualized), with the first payment on March 15 of the first calendar year following termination and the second payment on March 15 of the second calendar year following termination; and

●	continued participation in the Company’s group health plan for 24 months following termination.

Mr. Riordan

●	continued base salary for 18 months following the date of termination;

●	two equal bonus payments, each equal to the average of the annual bonuses paid to him for the two full years prior to termination (with any partial-year bonus annualized), with the first payment on March 15 of the calendar year following termination and the second payment on the date that is 18 months following the termination date; and

●	continued participation in the Company’s group health plan for 18 months following termination.

These benefits are provided in lieu of any severance benefits otherwise payable to the executives under the Company’s Executive Severance Plan.

The foregoing summary is qualified in its entirety by reference to the full text of the amendments, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)           Exhibits

Exhibit No.
10.1	Amendment No. 1 to Employment Letter Agreement, by and between FreightCar America, Inc. and Nicholas J. Randall.
10.2	Amendment No. 1 to Offer Letter Agreement, by and between FreightCar America, Inc. and Michael A. Riordan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREIGHTCAR AMERICA, INC.

Date: September 16, 2025	By:	/s/ Michael Riordan
		Name:	Michael Riordan
		Title:	Vice President, Chief Financial Officer and Treasurer

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